SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 21, 2012

CSV International Holdings, Inc.
 (Exact name of registrant as specified in charter)

Nevada	000-54217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 6 Xuan Wai Da Jie Beibangonglou Dongji 1519shi Beijing, China	100052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-10-6310-5899
Europa Acquisition VIII, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 21, 2012, the board of directors and the shareholders of Europa Acquisition VIII, Inc. (the “Company”) unanimously approved: (i) the name change of the Company from Europa Acquisition VIII, Inc. to CSV International Holdings, Inc.; (ii) an increase in the number of authorized shares of common stock, par value $0.001 from one hundred million shares to one billion shares; and (iii) an increase in the number of authorized shares of preferred stock par value $0.001 from ten million shares to five hundred million shares.  On March 21, 2012, the Company amended Article 1 of its Articles of Incorporation to change the Company’s name to CSV International Holdings, Inc. and to increase the authorized shares of common stock and preferred stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Certificate of Amendment to the Articles of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2012

CSV International Holdings, Inc.

By:	/s/ Hua Li
Hua Li
President